Exhibit 8.1

Subsidiary	Main activity	Jurisdiction of incorporation	Ownership interest and voting power held as of December 31, 2023
JSC QIWI	Operation of electronic payment kiosks, holding company	Russia	100%
QIWI Bank JSC	Maintenance of electronic payment systems, money transfers and Bank operations	Russia	100%
QIWI Payments Services Provider Ltd [1]	Operation of on-line payments	UAE	–
QIWI International Payment System LLC	Operation of electronic payment kiosks	USA	100%
Qiwi Kazakhstan LP	Operation of electronic payment kiosks	Kazakhstan	100%
JLLC OSMP BEL	Operation of electronic payment kiosks	Belarus	51%
QIWI-M S.R.L.	Operation of electronic payment kiosks	Moldova	51%
QIWI Technologies LLC	Software development	Russia	100%
ROWI Factoring Plus LLC	Factoring services to SME	Russia	51%
ContactPay Solution	Operation of on-line payments	United Kingdom	100%
Rocket Universe LLC	Software development	Russia	100%
Billing Online Solutions LLC	Software development	Russia	100%
Flocktory Ltd	Holding company	Cyprus	100%
Flocktory Spain S.L.	SaaS platform for customer lifecycle management and personalization	Spain	100%
FreeAtLast LLC	SaaS platform for customer lifecycle management and personalization	Russia	100%
SETTE FZ-LLC	Payment Services Provider	UAE	100%
LALIRA DMCC	Payment Services Provider	UAE	100%
MFC Polet Finance LLC	Retail financial services	Russia	100%
QIWI Finance LLC	Financing management	Russia	100%
ROWI Tech LLC	Software development	Russia	51%
Flocktory LLC	Research and development	Russia	100%
Qiwi Lab LLC	Software development	Russia	100%
QIWI Payments LLC	Software development	Russia	100%
IntellectMoney LLC	Software development	Russia	100%
Managing Company "RealWeb" Ltd	Management services	Russia	100%
IA RealWeb Ltd	Digital marketing	Russia	75%
Sfera LLC	Digital marketing	Russia	83%
Centra Ltd	Software development	Russia	100%
Fusion Tech Ltd [3]	Digital marketing	Russia	–
De Vision Ltd	Software development	Russia	75%
Vailmobail LLC	Digital marketing	Russia	75%
Konversiya LLC	Recruitment services	Russia	75%
IA REAL WEB CJSC	Digital marketing	Armenia	75%
RW Consulting SIA[3]	Digital marketing	Latvia	–
RealWeb Latvia SIA[3]	Digital marketing	Latvia	–
IT LAB AND PAYMENTS FE LLC	Software development	Uzbekistan	100%
Epic Growth LLC[2]	Digital marketing	Russia	83%
Data Go LLC[2]	Software development	Russia	75%

Associate
Advanced Digital Applications Holding Ltd	Operation of on-line payments	BVI	12.6%

1 The Entity was liquidated during 2023

2 The entities were acquired in 2023

3 The entities were sold in 2023